Exhibit 99.1

Tempus Reports Fourth Quarter and Full Year 2024 Results

CHICAGO, February 24, 2025 — Tempus AI, Inc. (NASDAQ: TEM), a technology company leading the adoption of AI to advance precision medicine and patient care, today reported financial results for the quarter and year ended December 31, 2024.

• Year-over-year revenue growth accelerated to 35.8% in the fourth quarter of 2024

• Gross profit growth accelerated to 49.7% in the fourth quarter of 2024, led by Data and services

• Ended the year with $940 million in Total Remaining Contract Value and 140% net revenue retention

• Closed the acquisition of Ambry Genetics on February 3, 2025

• Increases revenue guidance to $1.24 billion for 2024 and expect full year 2025 Adjusted EBITDA of approximately $5 million, an improvement of approximately $110 million over 2024

“Our performance in 2024 reflects the strength of our core businesses, as Genomics continued to show strong volume growth and our Data business delivered record results throughout the year,” said Eric Lefkofsky, Founder and CEO of Tempus. “We believe our investments in AI have positioned us well for the future, as technologies that seemed unimaginable a few short years ago increasingly allow us to make our diagnostics intelligent, helping patients live longer and healthier lives. We remain on track to achieve our key financial milestones, with expected robust revenue growth and positive Adjusted EBITDA in 2025.”

Fourth Quarter Summary Results

• Quarterly revenue increased 35.8% year-over-year to $200.7 million in the fourth quarter of 2024.

• Genomics generated $120.4 million in revenue in the fourth quarter of 2024, representing 30.6% year-over-year growth, with unit growth of 22.5% year-over-year.

• Data and services generated $80.2 million in revenue in the fourth quarter of 2024, representing 44.6% year-over-year growth.

• Quarterly gross profit increased 49.7% to $122.1 million, led by Data and services.

• Net loss of ($13.0 million), which included $32.4 million of stock compensation expense and related employer payroll taxes in the fourth quarter of 2024 compared to a net loss of ($50.5 million) in the fourth quarter of 2023 and a net loss of ($75.8 million) in the third quarter of 2024.

• Adjusted EBITDA improved to ($7.8 million) in the fourth quarter of 2024, compared to ($35.1 million) in the fourth quarter of 2023 and ($21.8 million) in the third quarter of 2024.

Full Year 2024 Summary Results

• Annual Revenue increased 30.4% year-over-year to $693.4 million in 2024.

• Genomics generated $451.7 million in revenue in 2024, representing 24.4% year-over-year growth, with unit growth of 23.8% year-over-year.

• Data and services generated $241.6 million in revenue in 2024, representing 43.2% year-over-year growth.

• Ended the year with $940 million in remaining Total Contract Value given that our net revenue retention improved to 140%.

• Annual gross profit increased to $381.1 million in 2024, representing 33.2% growth year-over-year.

• Net loss of ($705.8 million) in 2024, which included $547.7 million of stock compensation expense and related employer payroll taxes.

• Adjusted EBITDA improved $49.5 million year-over-year in 2024 to ($104.7 million).

Fourth Quarter 2024 and Recent Operational Highlights

• Completed the acquisition of Ambry Genetics on February 3, 2025.

• Announced the national launch of the Company’s FDA-approved, NGS-based in vitro diagnostic device, xT CDx which was granted ADLT status and a reimbursement rate of $4,500 per test.

• Announced the impact of a decision by the Centers for Medicare and Medicaid Services (CMS) that will allow reimbursement for cardiac dysfunction assessments using the Tempus ECG-AF algorithm, currently paying $138/algorithm.

• Signed agreements for in-network provider status with Blue Cross Blue Shield of Illinois, Blue Shield of California, and Avalon Healthcare Solutions.

• Grew our network and are now connected to ~3,000 providers in the U.S.

Fourth Quarter and Full Year 2024 Financial Results

	Three Months Ended December 31, 2024	Year Ended December 31, 2024
	(in thousands, except percentages and per share amounts)
	(unaudited)
GAAP Results
Revenue	$200,680	$693,398
Year-over-year growth	35.8%	30.4%
Gross Profit	$122,064	$381,113
Loss from operations	$(50,700)	$(691,082)
Net loss	$(13,014)	$(705,809)
Adjusted EBITDA	$(7,752)	$(104,707)
Net loss per share attributable to common shareholders, basic and diluted	$(0.08)	$(6.23)
Non-GAAP net loss per share	$(0.18)	$(1.58)

Financial Guidance and 2025 Outlook

Tempus now expects full year 2025 revenue of approximately $1.24 billion for the consolidated Tempus and Ambry Genetics business, which represents approximately 79% annual growth, and Adjusted EBITDA of $5 million for full year 2025, an improvement of approximately $110 million over 2024.

For additional information on the quarter and full year, including a letter from our CEO and CFO, please visit our investor relations site investors.tempus.com.

Webcast and Conference Call Information

A conference call and webcast will begin today, February 24, 2025 after market close at 4:30 p.m. Eastern Time. Interested parties may access details at:

Conference ID: 9601821

Domestic Dial-in Number: (888)-596-4144

International Dial-in Number: (646)-968-2525

Live Webcast: https://edge.media-server.com/mmc/p/6qbep94p/

The webcast may be accessed on the company’s investor relations website at investors.tempus.com. For those unable to listen to the live webcast, a recording will be made available on the company’s website after the event and will be accessible for one year. Visit the investor relations website to find the company’s latest deck, and commentary on the quarter and year by Eric Lefkofsky, Founder and CEO and Jim Rogers, CFO, which will be discussed on the conference call and webcast.

About Tempus

Tempus is a technology company advancing precision medicine through the practical application of artificial intelligence in healthcare. With one of the world’s largest libraries of multimodal data, and an operating system to make that data accessible and useful, Tempus provides AI-enabled precision medicine solutions to physicians to deliver personalized patient care and in parallel facilitates discovery, development and delivery of optimal therapeutics. The goal is for each patient to benefit from the treatment of others who came before by providing physicians with tools that learn as the company gathers more data. For more information, visit tempus.com.

Non-GAAP Financial Measures

In addition to the financial information presented in this release in accordance with accounting principles generally accepted in the United States of America (GAAP), Tempus also presents adjusted non-GAAP financial measures.

Non-GAAP gross profit is defined as GAAP gross profit, excluding stock-based compensation expense and employer payroll tax related to stock-based compensation (collectively, the “stock-based compensation adjustments”). Non-GAAP gross margin is defined as gross profit, excluding the stock-based compensation adjustments, as a percentage of revenue. Non-GAAP operating expenses are calculated as the sum of technology research and development expense, research and development expense, and selling, general and administrative expense, excluding the stock-based compensation adjustments. Non-GAAP net income (loss) is defined as net income (loss), adjusted to exclude (i) losses on equity method investments, (ii) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (iii) the payment of $2.3 million of our Series G-4 convertible preferred stock in connection with the initial public offering (the “G-4 Special Payment”), (iv) amortization of deferred other income from our IP License Agreement with SB Tempus, (v) the settlement of certain historical and potential future disputes, and (vi) acquisition-related expenses. Non-GAAP net income (loss) per share is defined as adjusted net income (loss) divided by weighted average common shares outstanding, basic and diluted.

EBITDA is defined as net income (loss), adjusted to exclude (i) interest income, (ii) interest expense, (iii) depreciation and amortization, and (iv) provision for income taxes. Adjusted EBITDA is defined as net income (loss), adjusted to exclude (i) interest income, (ii) interest expense, (iii) depreciation and amortization, (iv) provision for (benefit from) income taxes, (v) losses on equity method investments, (vi) changes in fair value of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities and indemnity-related holdback liabilities, (vii) stock-based compensation expense, (viii) employer payroll tax related to stock-based compensation expense, (ix) the G-4 Special Payment, (x) amortization of deferred other income from our IP License Agreement with SB Tempus, (xi) the settlement of certain historical and potential future disputes, and (xii) acquisition related expenses.

Tempus believes these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by institutional investors and the analyst community to help them analyze the health of Tempus’ business. In particular, Adjusted EBITDA is a key measurement used by Tempus management to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

Tempus does not provide guidance for net loss, the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA, and similarly cannot provide a reconciliation between Tempus’ forecasted Adjusted EBITDA and net loss without unreasonable effort due to the unavailability of reliable estimates for certain components of net income (loss) and the respective reconciliations. These forecasted items are not within Tempus’ control, may vary greatly between periods, and could significantly impact future financial results.

Other Key Metrics

Total Remaining Contract Value (TCV) is equal to the total potential value of signed contracts and assumes the exercise of all contract options, all discretionary opt-ins, and no early termination. Remaining TCV excludes any revenue recognized to date on these contracts or any future adjustments made to the contractual value as a result of amendments or terminations.

Net Revenue Retention compares the annual Insights product revenue generated from all customers that made an Insights purchase in one year to the annual Insights product revenue generated from the same cohort of customers in the subsequent year.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, about Tempus and its industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements, including, but not limited to, Tempus’ expected financial results for full year 2025; whether investments in AI have positioned Tempus well for the future; and the ability of Tempus’ diagnostics to help patients live longer and healthier lives. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. Tempus cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. Tempus has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that it believes may affect Tempus’ business, financial condition, results of operations and prospects. These forward-looking statements are subject to risks and uncertainties related to: the intended use of Tempus’ products and services; Tempus’ financial performance; the ability to attract and retain customers and partners; managing Tempus’ growth and future expenses; competition and new market entrants; compliance with new laws, regulations and executive actions, including any evolving regulations in the artificial intelligence space; the ability to maintain, protect and enhance Tempus’ intellectual property; the ability to attract and retain qualified team members and key personnel; the ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures or investments, including Tempus’ ability to realize the expected benefits of the acquisition of Ambry Genetics; the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in the section titled “Risk Factors” in Tempus’ Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”) on February 24, 2025, as well as in other filings Tempus may make with the SEC in the future. In addition, any forward-looking statements contained in this press release are based on assumptions that Tempus believes to be reasonable as of this date. Tempus undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Contacts

Tempus Communications

Erin Carron

media@tempus.com

Tempus Investor Relations

Elizabeth Krutoholow

Elizabeth.krutoholow@tempus.com

Source: Tempus AI, Inc.

Tempus AI, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per share amounts)

	Year Ended December 31,
	2024	2023	2022
Net revenue
Genomics	$451,749	$363,022	$197,984
Data and services	241,649	168,800	122,684
Total net revenue	$693,398	$531,822	$320,668
Cost and operating expenses
Cost of revenues, genomics	243,467	189,165	150,255
Cost of revenues, data and services	68,818	56,482	40,227
Technology research and development	167,519	95,155	79,093
Research and development	149,325	90,343	83,158
Selling, general and administrative	755,351	296,760	233,377
Total cost and operating expenses	1,384,480	727,905	586,110
Loss from operations	$(691,082)	$(196,083)	$(265,442)
Interest income	11,084	7,601	3,032
Interest expense	(53,653)	(46,869)	(21,894)
Other income (expense), net	32,336	21,822	(4,846)
Loss before provision for income taxes	$(701,315)	$(213,529)	$(289,150)
Provision for income taxes	(266)	(288)	(66)
Losses from equity method investments	(4,228)	(301)	(595)
Net Loss	$(705,809)	$(214,118)	$(289,811)
Accretion of convertible preferred stock to redemption value	—	(4,338)	(301)
Dividends on Series A, B, B-1, B-2, C, D, E, F, G, G-3, and G-4 preferred shares	(39,347)	(44,497)	(40,975)
Cumulative undeclared dividends on Series C preferred shares	(1,174)	(3,011)	(2,841)
Net loss attributable to common shareholders, basic and diluted	(746,330)	(265,964)	(333,928)
Net loss per share attributable to common shareholders, basic and diluted	$(6.23)	$(4.20)	$(5.30)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	119,849	63,306	63,032
Comprehensive Loss, net of tax
Net loss	$(705,809)	$(214,118)	$(289,811)
Foreign currency translation adjustment	89	(13)	29
Comprehensive loss	$(705,720)	$(214,131)	$(289,782)

Tempus AI, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$340,954	$165,767
Accounts receivable, net of allowances of $1,141 and $1,115 at December 31, 2024 and December 31, 2023, respectively	154,819	94,462
Inventory	38,386	28,845
Warrant asset	—	5,070
Prepaid expenses and other current assets	26,135	17,295
Marketable equity securities	107,309	31,807
Deferred offering costs	—	7,085
Total current assets	$667,603	$350,331
Property and equipment, net	58,056	61,681
Goodwill	73,343	73,354
Warrant asset, less current portion	—	4,930
Intangible assets, net	11,716	21,916
Investments and other assets	8,305	8,971
Investment in joint venture	91,450	—
Warrant contract asset, less current portion	—	21,499
Operating lease right-of-use assets	14,762	20,530
Restricted cash	881	840
Total Assets	$926,116	$564,052

Liabilities, Convertible redeemable preferred stock, and Stockholders' equity (deficit)
Current Liabilities
Accounts payable	53,804	54,421
Accrued expenses	130,407	82,517
Deferred revenue	75,981	64,860
Deferred other income	15,955	—
Other current liabilities	6,964	8,213
Operating lease liabilities	6,459	6,437
Accrued data licensing fees	1,500	6,382
Accrued dividends	—	9,797
Total current liabilities	$291,070	$232,627
Operating lease liabilities, less current portion	26,199	32,040
Convertible promissory note	168,192	193,124
Warrant liability	—	34,500
Other long-term liabilities	15,980	19,751
Interest payable	70,450	55,321
Long-term debt, net	267,244	256,541
Deferred other income, less current portion	23,932	—
Deferred revenue, less current portion	6,710	16,768
Total Liabilities	$869,777	$840,672

Commitments and contingencies (Note 7)
Convertible redeemable preferred stock, $0.0001 par value, no and 69,803,765 shares authorized at December 31, 2024 and December 31, 2023, respectively; no and 63,525,953 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively; aggregate liquidation preference of $0 and $1,130,429 at December 31, 2024 and December 31, 2023, respectively	—	1,105,543

Stockholders' equity (deficit)
Class A Voting Common Stock, $0.0001 par value, 1,000,000,000 and 200,228,024 shares authorized at December 31, 2024 and December 31, 2023, respectively; 157,076,972 and 58,367,961 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	16	$6
Class B Voting Common Stock, $0.0001 par value, 5,500,000 and 5,374,899 shares authorized at December 31, 2024 and December 31, 2023, respectively; 5,043,789 and no shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively	1	—
Non-voting Common Stock, $0.0001 par value, no and 66,946,627 shares authorized at December 31, 2024 and December 31, 2023, respectively; no shares issued and outstanding at December 31, 2024, and 5,205,802 shares issued and 5,060,336 shares outstanding at December 31, 2023	—	0
Treasury Stock, 145,466 shares at December 31, 2024 and December 31, 2023, at cost	(3,602)	(3,602)
Additional Paid-In Capital	2,210,664	18,345
Accumulated Other Comprehensive Income	94	5
Accumulated deficit	(2,150,834)	(1,396,917)
Total Stockholders' equity (deficit)	$56,339	$(1,382,163)
Total Liabilities, Convertible redeemable preferred stock, and Stockholders' equity (deficit)	$926,116	$564,052

Tempus AI, Inc.

Consolidated Statements of Cash Flows

(in thousands, except per share amounts)

	Year Ended December 31,
	2024	2023	2022
Operating activities
Net loss	$(705,809)	$(214,118)	$(289,811)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liability	$42,400	$(8,000)	$4,700
Gain on warrant termination	(39,100)	—	—
Reversal of warrant contract asset amortization	(16,301)	—	—
Gain on warrant exercise	(173)	—	—
Stock-based compensation	534,138	—	—
Amortization of warrant contract asset	4,843	5,221	4,720
Change in fair value of warrant asset	(18,302)	(4,100)	—
Gain on marketable equity securities	(12,110)	(9,807)	—
Losses from equity method investments	4,228	301	595
Amortization of original issue discount	1,382	1,117	238
Amortization of deferred financing fees	510	510	139
Change in fair value of contingent consideration	72	(400)	(3,701)
Depreciation and amortization	37,245	33,049	30,029
Provision for bad debt expense	680	1,646	3,867
Provision for obsolete inventory	—	—	1,938
Amortization of finance right-of-use lease assets	—	283	381
Non-cash operating lease costs	6,047	6,760	6,427
Minimum accretion expense	197	90	455
Impairment of intangible assets	—	7,359	—
PIK interest added to principal	8,811	3,587	—
Change in assets and liabilities
Accounts receivable	(61,037)	(7,347)	(8,203)
Inventory	(9,541)	(6,563)	(1,312)
Prepaid expenses and other current assets	(13,683)	(6,474)	(1,094)
Investments and other assets	(751)	(4,209)	(2,296)
Accounts payable	(23,852)	(23,363)	(7,915)
Deferred revenue	(20,942)	(26,412)	67,626
Deferred other income	39,887	—	—
Accrued data licensing fees	(5,000)	(9,121)	(6,746)
Accrued expenses & other	50,540	38,577	22,803
Interest payable	15,129	15,836	16,395
Operating lease liabilities	(8,553)	(8,761)	(7,439)
Net cash used in operating activities	$(189,045)	$(214,339)	$(168,204)

Investing activities
Purchases of property and equipment	$(22,121)	$(34,608)	$(18,377)
Proceeds from sale of marketable equity securities	23,098	—	—
Purchases of marketable equity securities	(36,183)	—	—
Business combinations, net of cash acquired (Note 3)	—	(5,705)	(39,562)
Investment in joint venture	(95,186)	—	—
Net cash used in investing activities	$(130,392)	$(40,313)	$(57,939)

Financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	$381,951	$—	$—
Tax withholding related to net share settlement of restricted stock units	(69,918)	—	—
Issuance of Series G-3 Preferred Stock, net of offering costs	—	—	92,199
Issuance of Series G-4 Preferred Stock, net of offering costs	—	44,885	—
Issuance of Series G-5 Preferred Stock	199,750	—	—
Principal payments on finance lease liabilities	—	(288)	(375)
Purchase of treasury stock	—	(3,602)	—
Payment of deferred offering costs	(8,766)	(698)	(2,883)
Payment of deferred financing fees	—	—	(2,550)
Dividends paid	(5,625)	(5,625)	(5,625)
Proceeds from long-term debt, net of original issue discount	—	82,875	170,625
Payment of indemnity holdback related to acquisition	(813)	—	—
G-4 Special Payment	(2,250)	—	—
Net cash provided by financing activities	$494,329	$117,547	$251,391
Effect of foreign exchange rates on cash	$336	$(19)	$17

Net increase (decrease) in Cash, Cash Equivalents and Restricted Cash	$175,228	$(137,124)	$25,265
Cash, cash equivalents and restricted cash, beginning of period	166,607	303,731	278,466
Cash, cash equivalents and restricted cash, end of period	$341,835	$166,607	$303,731

Cash, Cash Equivalents and Restricted Cash are Comprised of:
Cash and cash equivalents	$340,954	$165,767	$302,938
Restricted cash	881	840	793
Total cash, cash equivalents and restricted cash	$341,835	$166,607	$303,731

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$28,045	$16,913	$4,664
Cash paid for income taxes	$206	$161	$6
Marketable equity securities received on accounts receivable	$22,000	$22,000	$—

Supplemental disclosure of noncash investing and financing activities
Dividends payable	$5,487	$12,535	$5,625
Purchases of property and equipment, accrued but not paid	$4,292	$6,137	$2,408
Deferred offering costs, accrued but not yet paid	$—	$3,504	$2,391
Redemption of convertible promissory note	$24,932	$27,970	$17,142
Non-voting common stock issued in connection with business combinations	$344	$9,209	$4,947
Non-voting common stock issued in connection with contingent consideration	$—	$—	$4,304
Accretion of convertible preferred stock to redemption value	$—	$4,338	$301
Operating lease liabilities arising from obtaining right-of-use assets	$1,997	$1,097	$41,815
Finance lease liabilities arising from obtaining right-of-use-assets	$—	$—	$664
Conversion of redeemable convertible preferred stock to common stock in connection with initial public offering	$1,348,809	$—	$—
Taxes related to net share settlement of restricted stock units not yet paid	$20	$—	$—
Reclassification of deferred offering costs to additional paid-in capital upon initial public offering	$12,347	$—	$—
Issuance of Series G-3 Preferred Stock	$3,809	$2,738	$—
Issuance of warrant	$—	$4,223	$—
Issuance of Series G-4 Preferred Stock	$611	$—	$—
Issuance of common stock in connection with contingent consideration	$847	$—	$—

Tempus AI, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except percentages and per share amounts)

Genomics Gross Profit & Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Genomics revenue	$120,434	$92,225	$451,749	$363,022
Cost of revenues, genomics	62,182	50,384	243,467	189,165
Gross profit, genomics	$58,252	$41,841	$208,282	$173,857
Stock-based compensation expense	1,215	—	13,625	—
Employer payroll tax related to stock-based compensation	293	—	455	—
Non-GAAP gross profit, genomics	$59,760	$41,841	$222,362	$173,857
Genomics gross margin	48.4%	45.4%	46.1%	47.9%
Stock-based compensation expense	1.0%	0.0%	3.0%	0.0%
Employer payroll tax related to stock-based compensation	0.2%	0.0%	0.1%	0.0%
Non-GAAP gross margin, genomics	49.6%	45.4%	49.2%	47.9%

Data and Services Gross Profit & Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Data and services revenue	$80,246	$55,499	$241,649	$168,800
Cost of revenues, data and services	16,434	15,792	68,818	56,482
Gross profit, data and services	$63,812	$39,707	$172,831	$112,318
Stock-based compensation expense	385	—	8,530	—
Employer payroll tax related to stock-based compensation	202	—	364	—
Non-GAAP gross profit, data and services	$64,399	$39,707	$181,725	$112,318
Gross margin, data and services	79.5%	71.5%	71.5%	66.5%
Stock-based compensation expense	0.5%	0.0%	3.5%	0.0%
Employer payroll tax related to stock-based compensation	0.3%	0.0%	0.2%	0.0%
Non-GAAP gross margin, data and services	80.3%	71.5%	75.2%	66.5%

Total Gross Profit & Gross Margin

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net revenue	$200,680	$147,724	$693,398	$531,822
Cost of revenues	78,616	66,176	312,285	245,647
Gross profit	$122,064	$81,548	$381,113	$286,175
Stock-based compensation expense	1,600	—	22,155	—
Employer payroll tax related to stock-based compensation	495	—	819	—
Non-GAAP gross profit	$124,159	$81,548	$404,087	$286,175
Gross margin	60.8%	55.2%	55.0%	53.8%
Stock-based compensation expense	0.8%	0.0%	3.2%	0.0%
Employer payroll tax related to stock-based compensation	0.2%	0.0%	0.1%	0.0%
Non-GAAP gross margin	61.9%	55.2%	58.3%	53.8%

Operating Expenses

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Technology research and development	$31,864	$24,670	$167,519	$95,155
Stock-based compensation expense	4,110	—	58,473	—
Employer payroll tax related to stock-based compensation	1,306	—	2,747	—
Non-GAAP technology research and development	$26,448	$24,670	$106,299	$95,155
Research and development	$29,612	$24,075	$149,325	$90,343
Stock-based compensation expense	2,851	—	47,638	—
Employer payroll tax related to stock-based compensation	756	—	1,566	—
Non-GAAP research and development	$26,005	$24,075	$100,121	$90,343
Selling, general and administrative	$111,288	$85,098	$755,351	$296,760
Stock-based compensation expense	16,226	—	405,872	—
Employer payroll tax related to stock-based compensation	5,023	—	8,411	—
Non-GAAP selling, general and administrative	$90,039	$85,098	$341,068	$296,760
Operating expenses	$172,764	$133,843	$1,072,195	$482,258
Stock-based compensation expense	23,187	—	511,983	—
Employer payroll tax related to stock-based compensation	7,085	—	12,724	—
Non-GAAP operating expenses	$142,492	$133,843	$547,488	$482,258

Earnings per Share

	Three Months Ended December 31,	Year Ended December 31,
	2024	2024
Net loss	$(13,014)	$(705,809)
Fair value changes(1)	(47,753)	(27,868)
Stock-based compensation expense	24,787	534,138
Employer payroll tax related to stock-based compensation	7,580	13,543
G-4 Special Payment	—	2,250
Amortization of technology license	(3,988)	(7,977)
Acquisition related expenses(2)	2,708	2,708
Non-GAAP net loss	$(29,680)	$(189,015)
Non-GAAP net loss per share	$(0.18)	$(1.58)
Weighted average common shares outstanding, basic and diluted	166,398	119,849

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2) Acquisition related expenses consist of legal and diligence costs incurred for the acquisition of Ambry.

Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net loss	$(13,014)	$(50,483)	$(705,809)	$(214,118)
Interest income	(3,546)	(1,737)	(11,084)	(7,601)
Interest expense	13,359	13,624	53,653	46,869
Depreciation	6,884	5,621	26,356	21,279
Amortization	2,573	2,919	10,889	11,770
Provision for income taxes	122	214	266	288
EBITDA	$6,378	$(29,842)	$(625,729)	$(141,513)
Losses on equity method investments	2,536	—	4,228	301
Fair value changes(1)	(47,753)	(14,579)	(27,868)	(22,307)
Stock-based compensation expense	24,787	—	534,138	—
Employer payroll tax related to stock-based compensation	7,580	—	13,543	—
G-4 Special Payment	—	—	2,250	—
Amortization of technology license	(3,988)	—	(7,977)	—
Settlement costs(2)	—	8,625	—	8,625
Acquisition related expenses(3)	2,708	672	2,708	672
Adjusted EBITDA	$(7,752)	$(35,124)	$(104,707)	$(154,222)

(1) Fair value changes include gains and losses related to quarterly fair value adjustments of our warrant liability, warrant asset, marketable equity securities, contingent consideration liabilities, and indemnity-related holdback liabilities.

(2) Settlement costs for the year ended December 31, 2023 include $0.2 million paid to settle a 2019 payment dispute and $8.5 million in costs accrued related to potential future settlements.

(3) Acquisition related expenses consist of legal and diligence costs incurred for the acquisition of Ambry during the year ended December 31, 2024, and for the acquisitions of Mpirik, Inc. and SEngine Precision Medicine LLC during the year ended December 31, 2023.